EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Samuel R. Saks, hereby certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Jazz Pharmaceuticals, Inc. on Form 10-Q for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Jazz Pharmaceuticals, Inc.

By:	/s/ Samuel R. Saks
Name:	Samuel R. Saks, M.D.
Title:	Chief Executive Officer
Date:	November 7, 2007

I, Matthew K. Fust, hereby certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Jazz Pharmaceuticals, Inc. on Form 10-Q for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Jazz Pharmaceuticals, Inc.

By:	/s/ Matthew K. Fust
Name:	Matthew K. Fust
Title:	Senior Vice President and Chief Financial Officer
Date:	November 7, 2007

These certifications accompany the Form 10-Q to which they relate, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of Jazz Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.